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Exhibit 5.1

[VINSON & ELKINS LETTERHEAD]

November 2, 2007

Forest Oil Corporation
707 17th Street, Suite 3600
Denver, Colorado 80202

Re:
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Forest Oil Corporation, a New York corporation (the "Company"), with respect to the preparation of the Registration Statement on Form S 4 (the "Registration Statement") being filed by the Company and by Forest Oil Permian Corporation, a Delaware corporation (the "Guarantor"), with the Securities and Exchange Commission (the "Commission") in connection with (i) the issuance by the Company of up to $750,000,000 aggregate principal amount of its 7.25% Senior Notes due 2019 (the "New Notes") registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $750,000,000 aggregate principal amount of the Company's outstanding 7.25% Senior Notes due 2019 (the "Outstanding Notes") and (ii) the Guarantor's unconditional guarantee of the payment of the New Notes (the "Guarantee") also being registered pursuant to the Registration Statement under the Securities Act. The New Notes will be issued under an Indenture, dated as of June 6, 2007 (the "Indenture"), among the Company, the Guarantor and U.S. Bank National Association, as trustee.

        Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates, documents, instruments and records of the Company and the Guarantor, including the Indenture, and we reviewed such questions of law, as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

        Based on the foregoing, we are of the opinion that when the New Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, (a) the New Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) the Guarantee of the Guarantor will remain the valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject in each case to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

        We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

        We are members of the bar of the States of New York and Texas. The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation in effect as of the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,
VINSON & ELKINS L.L.P.

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  Exhibit 5.1